Exhibit 99.1

Chicken Soup for the Soul Entertainment Reports Record Q3 2021 Results

Growth driven by increased distribution, expanded offerings of original, exclusive, and overall library of content and new user platforms

Affirms 2021 revenue outlook

Board sets $10 million common stock repurchase authorization

COS COB, CT – November 8, 2021 – Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) (the “Company”), one of the largest operators of streaming advertising-supported video-on-demand (AVOD) networks, today announced its financial results for the third quarter ended September 30, 2021.

“We delivered a strong quarter that increases our confidence that we can meet our 2021 goals, with record all-time revenue and the second-best Adjusted EBITDA performance in our history,” said William J. Rouhana Jr., chairman and chief executive officer of Chicken Soup for the Soul Entertainment. “We are seeing momentum in our AVOD networks, highlighted by viewership growth at Crackle in Q3 and strong growth at Popcornflix since our September relaunch. This growth reflects our focus on expanding distribution of our networks and our lineup of original and exclusive content, including additional titles from the recently acquired Sonar assets, as well as our new technology platforms. With the initial launch of our highly anticipated Chicken Soup for the Soul streaming service, as well overall ad impression growth at Crackle Plus, consolidation of our television production activities, Screen Media’s growing lineup of acquired films, and our recent international partnership and acquisition activity, we are poised to accelerate execution of our strategy into 2022.”

Third Quarter 2021 Financial Summary

•	Net revenue of $29.1 million, compared to $22.1 million in the second quarter of 2021, and $19.4 million in the year-ago period. The 50% year-over-year growth was driven by an increase in ad sales and licensing. Gross revenue for the third quarter was $29.6 million.
•	Net loss of $16.7 million compared to a net loss of $11.1 million in the second quarter of 2021, and a net loss of $13.0 million in the year-ago period; $14.5 million net loss before preferred dividends, compared to an $8.8 million net loss in the second quarter 2021 and a $12.0 million net loss in the year-ago period.
•	Adjusted EBITDA of $4.9 million compared to $3.2 million in the second quarter 2021 and $4.2 million in the year-ago period. Adjusted EBITDA growth was partially offset by investments in the Company’s recently launched technology platforms, marketing and employee compensation.

Recent Business Highlights

•	Launched new free ad-supported streaming service, Chicken Soup for the Soul, which will use the beloved and internationally recognizable megabrand to bring its original mission of “Changing Your World One Story at a Time” to platforms around the world.
•	Announced the formation of the Chicken Soup for the Soul Television Group led by industry leader David Ellender, which consolidates TV production activities and will help capitalize on the global appeal of the brand.

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•	Made significant progress on international growth strategy with the acquisition of a majority stake in Locomotive Global Inc., a production company based in India, and the signing of an international VOD agreement with Keshet Broadcasting, the largest broadcaster in Israel.
•	Increased Popcornflix’s viewership by 50% following the re-launch of its AVOD technology platform with a new user experience.
•	Grew original and exclusive content to a record 22% of total ad impressions, including the recently integrated Sonar content.
•	Sold out of ad inventory for the fourth quarter in a row and continued to drive advertising innovation by integrating ads with high-quality advertising partners.

Common Stock Repurchase Authorization

The Company’s Board of Directors today approved a two-year authorization for the repurchase of up to $10 million in Chicken Soup for the Soul Entertainment, Inc. common stock. The Company anticipates that any potential repurchase activity would be conducted opportunistically, in open-market transactions.

Third Quarter Financial Highlights

Gross profit for the quarter ended September 30, 2021, was $6.2 million, or 21% of net revenue, compared to $6.7 million in the second quarter of 2021, or 30% of net revenue, and compared to $4.5 million, or 23% of net revenue for the year-ago period.

Operating loss for the quarter ended September 30, 2021, was $13.2 million compared to an operating loss of $7.8 million in the second quarter 2021, and $11.3 million in the year-ago period.

Net loss was $16.7 million, or $1.04 per share, compared to a net loss of $11.1 million, or $0.79 per share, in the second quarter 2021, and a net loss of $13.0 million, or $1.04 per share in the prior-year period.

Adjusted EBITDA for the quarter ended September 30, 2021, was $4.9 million, compared to $3.2 million in the second quarter 2021, and $4.2 million in the same period last year.

As of September 30, 2021, the company had $66.9 million of cash and cash equivalents compared to $14.7 million as of December 31, 2020, and outstanding debt net of deferred financing costs of $55.2 million as of September 30, 2021, compared to $39.8 million as of December 31, 2020. The company completed a common stock offering in July 2021 that raised gross proceeds of $75.0 million.

For a discussion of the financial measures presented herein which are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”), see "Note Regarding Use of Non-GAAP Financial Measures" below and the schedules to this press release for additional information and reconciliations of non-GAAP financial measures.

The company presents non-GAAP measures such as Adjusted EBITDA to assist in an analysis of its business. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the company's operating performance.

Conference Call Information

•	Date, Time: Monday, November 8, 2021, 4:30 p.m. ET.
•	Toll-free: (833) 832-5128
•	International: (484) 747-6583
•	Conference ID: 4036566
•	A live webcast and replay will be available at https://ir.cssentertainment.com/ under the “News & Events” tab

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Conference Call Replay Information

•	Toll-free: (855) 859-2056
•	International: (404) 537-3406
•	Reference ID: 4036566

About Chicken Soup for the Soul Entertainment, Inc.

Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) (the “Company”) operates streaming video-on-demand networks (VOD). The Company owns Crackle Plus, which owns and operates a variety of ad-supported and subscription-based VOD networks including Crackle, Chicken Soup for the Soul, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. The Company also acquires and distributes video content through its Screen Media subsidiary and produces original video content through the Chicken Soup for the Soul Television Group. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

Note Regarding Use of Non-GAAP Financial Measures

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). We use a non-GAAP financial measure to evaluate our results of operations and as a supplemental indicator of our operating performance. The non-GAAP financial measure that we use is Adjusted EBITDA. Adjusted EBITDA (as defined below) is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Due to the significance of non-cash and non-recurring expenses recognized during the three and nine months September 30, 2021 and 2020, and the likelihood of material non-cash, non-recurring, and acquisition related expenses to occur in future periods, we believe that this non-GAAP financial measure enhances the understanding of our historical and current financial results as well as provides investors with measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. Further, we believe that Adjusted EBITDA enables our board of directors and management to analyze and evaluate financial and strategic planning decisions that will directly affect operating decisions and investments. We believe this measure is an important indicator of our operational strength and performance of our business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets. We believe the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. We believe it helps improve investors’ ability to understand our operating performance and makes it easier to compare our results with other companies that have different capital structures or tax rates. In addition, we believe this measure is also among the primary measures used externally by our investors, analysts and peers in our industry for purposes of valuation and comparing our operating performance to other companies in our industry.

The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual, infrequent or non-recurring items or by non-cash items. This non-GAAP financial measure should be considered in addition to, rather than as a substitute for, our actual operating results included in our condensed consolidated financial statements.

We define Adjusted EBITDA as consolidated operating income (loss) adjusted to exclude interest, taxes, depreciation, amortization (including tangible and intangible assets), acquisition-related costs, consulting fees related to acquisitions, dividend payments, non-cash share-based compensation expense, and adjustments for other unusual and infrequent in nature identified charges, including transition related expenses. Adjusted EBITDA is not an earnings measure recognized by U.S. GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. We believe Adjusted EBITDA to be a meaningful indicator of our performance that management uses and believes provides useful information to investors regarding our financial condition and results of operations. The most comparable GAAP measure is operating income (loss).

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A reconciliation of net loss to Adjusted EBITDA is provided in the company’s Annual Report on Form 10-K for the year ended December 31, 2020, under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Reconciliation of Unaudited Historical Results to Adjusted EBITDA.”

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Such assumptions involve a number of known and unknown risks and uncertainties, including but not limited to our core strategy, operating income and margin, seasonality, liquidity, including cash flows from operations, available funds, and access to financing sources, free cash flows, revenues, net income, profitability, stock price volatility, future regulatory changes, price changes, the ability of the Company’s content offerings to achieve market acceptance, the Company’s success in retaining or recruiting officers, key employees, or directors, the ability to protect intellectual property, the ability to complete strategic acquisitions, the ability to manage growth and integrate acquired operations, the ability to pay dividends, regulatory or operational risks, and general market conditions impacting demand for the Company’s services. For a more complete description of these and other risks and uncertainties, please refer the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021, and for further information regarding our recent acquisition of the Sonar library and related assets, please see our Current Reports on Form 8-K, as amended, filed with the SEC on May 27, 2021, and July 1, 2021. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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INVESTOR RELATIONS

Taylor Krafchik

Ellipsis

CSSE@ellipsisir.com

646-776-0886

MEDIA CONTACT

Kate Barrette
RooneyPartners LLC
kbarrette@rooneypartners.com

(212) 223-0561

Tables Follow

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Chicken Soup for the Soul Entertainment, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Cash and cash equivalents	$66,947,955	$14,732,726
Accounts receivable, net	48,265,450	25,996,947
Prepaid expenses and other current assets	2,113,322	1,382,502
Goodwill	41,286,849	21,448,106
Indefinite lived intangible assets	12,163,943	12,163,943
Intangible assets, net	18,976,226	19,370,490
Film library, net	72,850,313	35,239,135
Due from affiliated companies	—	5,648,652
Programming costs and rights, net	15,440,246	15,781,183
Other assets, net	4,876,056	4,517,102
Total assets	$282,920,360	$156,280,786

LIABILITIES AND EQUITY
9.50% Notes due 2025, net of deferred issuance costs of $1,501,768 and $1,798,433, respectively	$31,394,132	$31,097,467
Notes payable under revolving credit facility	—	2,500,000
Revolving loan	17,585,699	—
Film acquisition advance	6,241,534	8,659,136
Accounts payable and accrued other expenses	39,431,948	21,394,957
Film library acquisition obligations	24,752,229	8,616,562
Programming obligations	1,641,250	4,697,316
Accrued participation costs	22,864,494	12,535,651
Due to affiliated companies	590,383	—
Put option obligation	11,400,000	—
Other liabilities	2,888,964	1,677,906
Total liabilities	158,790,633	91,178,995

Equity
Stockholders' Equity:
Series A cumulative redeemable perpetual preferred stock, $.0001 par value, liquidation preference of $25.00 per share, 10,000,000 shares authorized; 3,698,318 and 2,098,318 shares issued and outstanding, respectively; redemption value of $92,457,950 and $52,457,950, respectively	370	210
Class A common stock, $.0001 par value, 70,000,000 shares authorized; 8,797,883 and 5,157,053 shares issued, 8,723,648 and 5,082,818 shares outstanding, respectively	881	516
Class B common stock, $.0001 par value, 20,000,000 shares authorized; 7,654,506 shares issued and outstanding, respectively	766	766
Additional paid-in capital	238,708,111	106,425,548
Deficit	(114,056,757)	(77,247,982)
Class A common stock held in treasury, at cost (74,235 shares)	(632,729)	(632,729)
Total stockholders’ equity	124,020,642	28,546,329
Subsidiary convertible preferred stock	—	36,350,000
Noncontrolling interests	109,085	205,462
Total equity	124,129,727	65,101,791
Total liabilities and equity	$282,920,360	$156,280,786

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Chicken Soup for the Soul Entertainment, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenue	$29,096,855	$19,361,751	$74,428,631	$46,126,364
Cost of revenue	22,856,374	14,840,851	54,533,027	37,684,786
Gross profit	6,240,481	4,520,900	19,895,604	8,441,578
Operating expenses:
Selling, general and administrative	15,038,299	9,301,550	35,237,480	23,194,223
Amortization and depreciation	1,538,650	4,576,742	4,114,355	15,022,885
Management and license fees	2,909,686	1,936,175	7,442,863	4,612,636
Total operating expenses	19,486,635	15,814,467	46,794,698	42,829,744
Operating loss	(13,246,154)	(11,293,567)	(26,899,094)	(34,388,166)
Interest expense	1,304,952	659,803	3,533,940	1,322,831
Loss on extinguishment of debt	—	169,219	—	169,219
Acquisition-related costs	—	—	—	98,926
Other non-operating income, net	(101,898)	(43,445)	(247,037)	(4,381,292)
Loss before income taxes and preferred dividends	(14,449,208)	(12,079,144)	(30,185,997)	(31,597,850)
Provision for income taxes	30,000	26,000	59,000	93,000
Net loss before noncontrolling interests and preferred dividends	(14,479,208)	(12,105,144)	(30,244,997)	(31,690,850)
Net income (loss) attributable to noncontrolling interests	9,085	(73,135)	9,085	(169,878)
Net loss attributable to Chicken Soup for the Soul Entertainment, Inc.	(14,488,293)	(12,032,009)	(30,254,082)	(31,520,972)
Less: preferred dividends	2,253,385	1,017,691	6,760,155	2,966,235
Net loss available to common stockholders	$(16,741,678)	$(13,049,700)	$(37,014,237)	$(34,487,207)
Net loss per common share:
Basic and diluted	$(1.04)	$(1.04)	$(2.53)	$(2.83)
Weighted-average common shares outstanding:
Basic and diluted	16,145,808	12,508,643	14,622,787	12,174,779

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Chicken Soup for the Soul Entertainment, Inc.

Adjusted EBITDA

	Three Months Ended September 30,
	2021	2020
Net loss available to common stockholders	$(16,741,678)	$(13,049,700)
Preferred dividends	2,253,385	1,017,691
Provision for income taxes	30,000	26,000
Other taxes	62,279	97,466
Interest expense	1,304,952	659,803
Film library and program rights amortization	10,111,885	8,020,638
Share-based compensation expense	3,474,231	346,773
Acquisition-related costs	554,259	1,538,449
Reserve for bad debt and video returns	1,921,982	4,960,074
Amortization and depreciation	(101,898)	(43,445)
Other non-operating income, net	—	169,219
Transitional expenses	213,813	—
All other nonrecurring costs	1,775,232	472,322
Adjusted EBITDA	$4,858,442	$4,215,290

	Nine Months Ended September 30,
	2021	2020
Net loss available to common stockholders	$(37,014,237)	$(34,487,207)
Preferred dividends	6,760,155	2,966,235
Provision for income taxes	59,000	93,000
Other Taxes	250,626	202,117
Interest expense	3,533,940	1,322,831
Film library and program rights amortization	23,881,901	16,922,753
Share-based compensation expense	3,937,919	820,881
Acquisition-related costs	—	98,926
Reserve for bad debt & video returns	2,156,308	4,072,785
Amortization and depreciation	5,264,353	15,661,774
Other non-operating income, net	(247,037)	(4,381,292)
Loss on extinguishment of debt	—	169,219
Transitional expenses	405,867	4,353,345
All other nonrecurring costs	3,583,130	1,128,662
Adjusted EBITDA	$12,571,925	$8,944,029

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